Exhibit 10.5

Scio Diamond Technology Corporation

Development Agreement

This Development Agreement (the “Agreement”) is made as of September 16, 2013, (the “Effective Date”) by and between SCIO Diamond Technology Corporation a Nevada corporation, having a principal place of business at 411 University Ridge, Suite D, Greenville, SC 29601 (the “LICENSOR”) and Grace Rich Limited, a Hong Kong corporation, having a corporate office at 354 Indusco Court, Troy, MI 48083, (the “LICENSEE”).

WHEREAS, Licensor and Licensee have entered  into a Joint Venture Agreement, Licensing Agreement and other supporting agreements for the purpose of developing and mass producing type IIa single crystal CVD manufactured diamond using Scio Technology;

WHEREAS, Licensee wishes to engage licensor to develop Scio 4” Technology in order to increase the production capacity of the WFOE facilities; and

WHEREAS, Licensee and Licensor acknowledge the material increase to production capacity provided by the development of Scio 4” Technology;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.                      Engagement.  Licensee hereby engages, and licensor hereby accepts such engagement, to develop Scio 4” Technology for the purpose of increasing the growing platform (susceptor) size in a Scio diamond-growing reactor in accordance with the Scope of Development further defined below.

II.                 Term. This Agreement will be effective  upon full execution  by the  Parties and shall remain in effect  until the earliest of the following dates: (a) the Scope of Development  is achieved, (b) the license  Agreement executed by the parties  on same date (“License Agreement”) is terminated for any reason, or (c) a date the parties mutually agree in writing.

III.            Scope of Development.

1.        Scio Diamond is to use funds made available for the development of 4” Technology

2.        The increase in size of the suscepter and associated support equipment is intended to increase the allowable growing space by an estimated 70%.

3.        The Development includes, but is not limited to, equipment, science technology, support equipment and testing for Scio 4” Technology.

IV.             Payment

1.        Licensee shall pay Licensor a development fee in the amount of seven hundred and fifty thousand ($750,000.00) U.S. Dollars to be paid as follows.

i.                            Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on January 1, 2014

ii.                         Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on February 1, 2014

iii.                      Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on March 1, 2014

iv.                     Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on April 1, 2014

v.                        Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on May 1, 2014

vi.                     Payment of one hundred and twenty five thousand ($125,000.00) U.S. Dollars on June 1, 2014

Funds will be wired to Scio on each of the dates above, following the wiring instruction herein.

V.    Miscellaneous.

1.        No Assignment. licensor  may  not  sell, assign or otherwise transfer its  rights  or  obligations under  this  Agreement without the  prior written consent  of the Company.

2.        Waiver. The waiver by either party of any breach or default by the other party in the performance of any obligation hereunder shall not constitute a waiver of any subsequent breach or default.

3.        Amendments. This Agreement may not be modified except by a written amendment signed by both parties.

4.        Governing Law.   This Agreement shall be construed in accordance with the laws of the state of Michigan except that no choice of law doctrine shall be used to apply the laws of any other jurisdiction.

Proprietary and Confidential

5.        Consent to Jurisdiction.  The Parties  consent  to  the  non-exclusive jurisdiction of  the  federal and  state  courts  located in the state  of Michigan in connection with any action  or proceeding to  enforce,  or arising  out  of, this  Agreement and agree that  venue will be proper in such court on any such matter. The Parties  agree that  a summons  and complaint may be served  by mail or Overnight courier service at  their addresses  first  set  forth above  or  at  such other   address  as such  party  may  have  given  written notice  in  accordance with paragraph 12.f.

6.        Notices.  Any notice required under  this  Agreement shall  be in  writing and delivered personally against  receipt, or by registered or certified mail,  return receipt requested, postage prepaid, or sent by Federal Express or other recognized courier service, and addressed to the  party  to be notified at its address  first  set forth above or at such other  address  as it may have given written notice  in accordance with this  paragraph.

7.        Severability.   To  the  extent   that   any  law,  statute, treaty   or  regulation by  its  terms   as determined by  a  court,  tribunal or  other governmental authority  of  competent  jurisdiction,  is  in  conflict with the  terms   of  this   Agreement, the   conflicting terms   of  this Agreement shall be superseded only  to  the  extent  necessary  by the  terms  required by such law,  statute, treaty or regulation. If any provision of this Agreement shall be otherwise unlawful, void, or for any reason unenforceable, then that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties.  In either case, the remainder of this Agreement shall continue in full force and effect.

8.        Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof.

9.        Force Majeure. Neither party shall be liable for any delays or failures in performance  in whole or in part if such delay or non-performance is due to any cause beyond its reasonable control, including but not limited  to delays caused by the other party’s  delay or failure to perform, Act of God, war, insurrection,  riot,  civil  disturbance,  rebellion,  government   regulations, embargoes, explosions, fires, floods, tempest,  strikes, failures in hardware, media, heating, lighting, air-conditioning, telecommunications equipment or public supply of electrical power.

10. Publicity. Neither  party  shall use any  name, mark or symbol of  the  other  in any publicity  release or  advertising  material  or  for  any other purpose whatsoever  nor shall publicize any information pertaining to this Agreement or the other party without securing prior written consent of the other party.

11. Capitalized Terms. Any and all capitalized  terms  not  defined  within  this  Agreement  shall have  the  meaning  given to them  by the  License Agreement.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:
Michael W. McMahon
Chief Executive Officer

GRACE RICH LIMITED

By:

Name:

Title:

Wiring Instructions

Receiving Bank: South Carolina Bank and Trust, NA

Address:

200 E. Broad St, Suite 100

Greenville, SC 29601

Receiving Bank ABA#: 0532xxxxx

SWIFT:  SBTTxxxx

Account # funds will be wired to:

xxxxxxxxxx (for our general account)

xxxxxxxxxx (for Arque Capital Offering)

Beneficiary Name: SCIO Diamond Technology Corporation

Beneficiary Address:

411 University Ridge, Suite D

Greenville, SC 29601